UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 26, 2005

The Allstate Corporation
(Exact name of registrant as specified in charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification number)

2775 Sanders Road, Northbrook, Illinois		60062
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (847) 402-5000

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

(a)                                  On July 26, 2005, the Compensation and Succession Committee of the Board of Directors of the registrant approved the annual cash incentive award opportunity for Thomas J. Wilson for the portion of 2005 during which he is serving in his new position as President and Chief Operating Officer:

(i)                                     50% based on the two equally-weighted performance goals that apply to executive officers in corporate functions:  an adjusted operating income per diluted share measure and combined business unit results; and

(ii)                                  50% based on the five performance goals that apply to Allstate Protection executive officers:  50% based on a matrix that measures the results of premium growth, policy growth and combined ratio; 15% based on a matrix measuring sales of Allstate Financial products by Allstate exclusive agencies; 10% based on expense ratio reduction; 15% based on a measure of customer loyalty that is a relative ranking compared to a peer group of companies; and 10% based on the corporate adjusted operating income per diluted share measure

The award will be paid under the registrant’s Annual Covered Employee Incentive Compensation Plan, which governs awards to those executive officers who are considered “covered employees” as defined in Section 162(m)(3) of the Internal Revenue Code, or under the registrant’s Annual Executive Incentive Compensation Plan, which governs awards to all other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE ALLSTATE CORPORATION
(registrant)

By	/s/ Mary J. McGinn

Name: Mary J. McGinn
Title: Assistant Secretary

Dated:  July 29, 2005